LOAN AGREEMENT

between

CONRENT INVEST S.A.
acting with respect to its Compartment Safety III

as Lender

and

Track Group, Inc.

as Borrower

regarding a USD5,000,000 interest bearing loan

1 May 2016

CONTENTS

LOAN AGREEMENT

between

CONRENT INVEST S.A.
acting with respect to its Compartment Safety III

as Lender

and

Track Group, Inc.

as Borrower

regarding a USD5,000,000 interest bearing loan

1 May 2016

CONTENTS

Clause **Page**

THIS LOAN AGREEMENT is signed as of 1 May 2016 (the **Agreement**).

BETWEEN:

(1) **Conrent Invest S.A.**, a public company with limited liability incorporated as a "*société anonyme*" under the laws of the Grand Duchy of Luxembourg, having its registered office at 19, rue de Bitbourg, L-1273 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B170360, subject, as an unregulated securitisation undertaking (*société de titrisation*), to the Securitisation Act 2004 and acting in respect of its Compartment Safety III (the **Lender**).

AND

(2) **Track Group, Inc.**, a corporation incorporated under the laws of the state of Utah (USA), with its registered address at 405 S. Main Street, Suite 700 Salt Lake City, UT 84111 (USA) and registered with Utah Division of Corporations and Commercial Code under number 1270612-0142 (the **Borrower**).

The parties listed above are hereafter referred to collectively as the **Parties** and individually as a **Party**.

WHEREAS:

(A) The Borrower has requested the Lender to make available to it, at the latest on the Long Stop Date, an interest bearing loan in an aggregate principal amount of USD5,000,000 (minus the Arrangement Fee) for the Borrower's general corporate purposes.

(B) The Lender agrees to lend the amount of USD5,000,000 (minus the Arrangement Fee) to the Borrower and the Borrower accepts to borrow the amount of USD5,000,000 from the Lender, subject to the terms and conditions of which the Lender and the Borrower now wish to evidence in writing.

NOW THEREFORE, the Parties agree to the following terms and conditions:

1. DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement:

Arrangement Fee means a fixed arrangement fee of USD112,500 to be paid by the Borrower to the Lender on the Effective Date;

U.S. Bankruptcy Law means the United States Bankruptcy Code or any other United States Federal or State bankruptcy, insolvency or similar law;

Business Day means any day other than a Saturday or Sunday or general public holiday, on which banks in Luxembourg and New York are open for general business;

Compartment Safety III means the compartment called "Compartment Safety III" created by the Lender in connection with the Notes and to which the Notes have been, or will be (as the case may be), allocated (where compartment has the meaning given to this term in articles 62 *et seq* of the Securitisation Act 2004);

Effective Date means the date on which the Lender makes available the Loan Amount to the Borrower;

4

Event of Default means an event or circumstance specified as such in Clause 12 (Events of Default).

Interest means the amount to be paid by the Borrower to the Lender pursuant to Clause 5.1 (Interest);

Interest Payment Date means each of the following dates: 31 July 2016, 31 January 2017, 31 July 2017, 31 January 2018 and the Maturity Date;

Loan means the interest bearing loan made by the Lender to the Borrower in accordance with Clause 2 (Loan);

Loan Amount means USD5,000,000;

Long Stop Date means 16 May 2016;

Material Adverse Effect means a material adverse effect on:

(a) the business, prospects or financial condition of the Borrower;

(b) the ability of the Borrower to perform its obligations under this Agreement; or

(c) the validity or enforceability of this Agreement.

Maturity Date means 31 July 2018;

Notes means the notes issued or to be issued by the Lender under the Compartment Safety III to fund the Loan; and

Securitisation Act 2004 means the Luxembourg act dated 22 March 2004 on securitisation, as amended.

1.2 Titles of the clauses are only inserted for practical reference reasons and will be ignored for the interpretation of this Agreement. Terms defined in the singular shall have a correlative meaning when used in the plural and vice versa.

1.3 In this Agreement, unless the contrary intention appears, a reference to:

(a) an **authorisation** includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(b) a **Party** or any other person includes its successors in title, permitted assignees and permitted transferees;

(c) **USD** is a reference to the lawful currency for the time being of the United States of America; and

(d) a **Clause** or a **Sub-clause** is a reference to a clause or sub-clause of this Agreement.

2. LOAN

2.1 Subject to Sub-clause 2.4, at the request of the Borrower, the Lender will make available to the Borrower, subject to the terms and conditions of this Agreement, the Loan Amount on the Effective Date. The Parties agree that the Loan Amount will be made available by the Lender at any time between the date of this Agreement and the Long Stop Date, subject to Clause 3 below.

2.2 If the Loan Amount is not made available by the Long Stop Date, the Lender may nevertheless make the Loan Amount available at any time thereafter and will pay, irrespective of Clause 3 below, default interest in accordance with Sub-clause 5.7 below until the Effective Date. The Parties agree that, if, by 31 December 2016, the Lender has not managed (for any reason) to make available the Loan Amount to the Borrower, the Lender may terminate this Agreement, subject to the due payment of the interest due by the Lender until such termination date pursuant to Sub-clause 5.7 below.

2.3 Subject to Sub-clause 2.4, the payment of the Loan Amount shall be made by the Lender in immediately available funds to such bank account as the Borrower may notify to the Lender for this purpose by not less than five Business Days' prior notice.

2.4 The Lender shall withhold the Arrangement Fee from the Loan Amount.

3. CONDITION PRECEDENT

The obligation of the Lender to make available the Loan to the Borrower is subject to the condition precedent that on the Effective Date the Lender has received the total issuing proceeds of the USD5,000,000 fixed rate notes linked to the Loan to be issued by the Lender under Compartment Safety III.

4. PURPOSE

The Loan Amount will be used by the Borrower for general corporate purposes including but not limited to paying off existing debt, which in the reasonable opinion of the Borrower's management is in the interest of the Borrower.

5. INTEREST AND DEFAULT INTEREST

5.1 The Loan will carry a fixed interest of 8% *per annum*.

5.2 The Interest will accrue on a day-to-day basis, shall be calculated by the Lender on the basis of a year of 360 days for the number of days elapsed and will be payable semi-annually in arrear on each Interest Payment Date by the Borrower to the Lender.

5.3 The Lender shall send to the Borrower the detailed calculation of the payable accrued Interest at least ten Business Days prior to the relevant Interest Payment Date.

5.4 Any accrued but unpaid Interest may be declared payable by the Lender, whether or not on an Interest Payment Date, and shall be paid by the Borrower to the Lender. Any such payment shall first be applied against any arrears of Interest.

5.5 If the Borrower fails to pay any amount payable by it under this Agreement, it must immediately on demand by the Lender pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

5.6 Interest on an overdue amount by the Borrower is payable at a rate of 12% per annum.

5.7 If the Effective Date does not occur at any time on or before the Long Stop Date, the Lender will pay to the Borrower interest on the Loan Amount at a rate of 12% *per annum* until such date on which the Effective Date occurs or this Agreement is terminated pursuant to Sub-clause 2.2.

6. **REPAYMENT**

Subject to Clause 7 (Voluntary Prepayment), the Borrower will repay the outstanding principal amount of the Loan with any accrued but unpaid Interest in its entirety on the Maturity Date.

7. **VOLUNTARY PREPAYMENT**

The Borrower can prepay all or part of the outstanding principal amount of the Loan in multiples of USD200,000 (or less if the outstanding principal amount under the Loan is less than USD200,000 at any given time) with the Interest accrued but unpaid at any moment without penalty and without limitation on condition that:

(a) the Borrower has given 20 calendar days prior written notice to the Lender of its intention to effect a prepayment, specifying the amount to be prepaid and attaching documentation evidencing that the necessary authorisations for such a prepayment have been or will be obtained; and

(b) any prepayment shall be allocated first to any accrued but unpaid Interest and second to the outstanding principal amount under the Loan or, at the request of the Borrower, by priority to the accrued but unpaid Interest.

8. **PAYMENTS**

8.1 All payments by the Borrower pursuant to this Agreement and in particular every payment of Interest pursuant to Clause 4 (Interest) or repayment pursuant to Clause 6 (Repayment) or prepayment pursuant to Clause 7 (Voluntary Prepayment), will be made on the due date in USD in immediately available funds to such bank account as the Lender may notify to the Borrower for this purpose by not less than five Business Days' prior notice to the relevant payment date.

8.2 Payment of the amount of interest due by the Lender to the Borrower pursuant to Sub-clause 5.7 (if applicable) may be made by the Lender on the Effective Date (or the termination date) in USD in immediately available funds to such bank account as the Borrower may notify to the Lender for this purpose by not less than five Business Days' prior notice to the relevant payment date.

8.3 If a sum becomes due under this Agreement on a day that is not a Business Day, the payment date will be postponed to the next Business Day.

9. **REPRESENTATIONS AND WARRANTIES**

9.1 **Representations and warranties of the Borrower**

The representations and warranties set out in the Sub-clauses 9.2 through 9.11 are made by the Borrower to the Lender.

9.2 **Status**

It is a corporation, duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation.

It has the power to own its assets and carry on its business as it is being conducted.

9.3 **Powers and authority**

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement.

9.4 **Legal validity**

Subject to any general principles of law limiting its obligations this Agreement is a legally binding, valid and enforceable obligation of the Borrower.

9.5 **Non-conflict**

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not conflict with:

(a) any law or regulation applicable to it;

(b) its constitutional documents; or

(c) any document which is binding upon it or any of its assets.

9.6 **No default**

No Event of Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by this Agreement.

No other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any of its assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect on this Agreement.

9.7 **Authorisations**

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

9.8 **Financial statements**

Its unaudited Quarterly Reports on Form 10-Q or audited consolidated financial statements reported in its Annual Report on Form 10-K are available to the Lender and:

(a) have been prepared in accordance with US GAAP, consistently applied; and

(b) give a true and fair view of its consolidated financial condition as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

9.9 **No material adverse change**

There has been no material adverse change in its consolidated financial condition since the date to which the financial statements referred to in Clause 9.8 (Financial Statements) were drawn up.

9.10 **Litigation**

Other than litigation, arbitration or administrative proceedings disclosed in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, no litigation, arbitration or administrative proceedings against the Borrower have been started or, to its knowledge, threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect on this Agreement.

9.11 **United States laws**

(a) it is not a public utility or subject to regulation under the United States Federal Power Act of 1920;

(b) it is not required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940;

(c) it is not subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness;

(d) the aggregate amount of its debts (including its obligations under this Agreement) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(e) its capital is not unreasonably small to carry on its business as it is being conducted;

(f) it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(g) it has not made a transfer or incurred any obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

In this Sub-clause 9.11 (United States laws):

fraudulent transfer law means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law;

investment company has the meaning given to it in the United States Investment Company Act of 1940; and

public utility has the meaning given to it in the United States Federal Power Act of 1920.

Terms used in this Sub-clause 9.11 (United States laws) are to be construed in accordance with the fraudulent transfer laws.

9.12 **Times for making representations and warranties**

The representations and warranties set out in Sub-clauses 9.2 through 9.11 are made by the Borrower on the date of this Agreement and on the Effective Date.

9.13 **Representations and warranties of the Lender**

The representations and warranties set out in Sub-clauses 9.14 through 9.20 are made by the Lender to the Borrower.

9.14 Status

It is a public limited liability company (*société anonyme*) duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg.

9.15 Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement.

9.16 Legal validity

Subject to any mandatory law provisions limiting its obligations, this Agreement is a legally binding, valid and enforceable obligation of the Lender.

9.17 Non-conflict

Subject to any mandatory law provisions limiting its obligations, the entry into and performance by it of, and the transactions contemplated by, this Agreement do not conflict with:

(a) any law or regulation applicable to it;

(b) its articles of incorporation (*statuts*); or

(c) any document which is binding upon it or any of its assets.

9.18 Authorisations and availability of funds

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

9.19 No affiliate

The Loan Amount is not being supplied by, originating from or passing through an "affiliate" of the Borrower as defined under the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

9.20 Times for making representations and warranties

The representations and warranties set out in Sub-clauses 9.14 through 9.19 are made by the Lender on the date of this Agreement and on the Effective Date.

10. UNDERTAKINGS

The Borrower may not:

(a) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(b) use the Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

in this Clause 10 (Undertakings). **Margin Regulations** means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System and **Margin Stock** means "margin stock" or "margin securities" as defined in the Margin Regulations.

11. TAX GROSS-UP AND INDEMNITIES

11.1 All payments by the Borrower under this Agreement shall be made without any deduction for or on account of any taxes except to the extent that the Borrower is required by law to make payments subject to any taxes. If any tax or amount in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower pursuant to this Agreement, the Borrower shall pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

11.2 If the Borrower makes a payment under Sub-clause 11.1 above and the Lender determines that a credit against any tax or any relief or remission for or rebate of tax (or its repayment) is attributable to that payment and it has used and retained such tax credit, relief or remission for or rebate of tax, the Lender must pay an amount to the Borrower which it determines will leave it (after that payment) in the same after-tax position as it would have been if the payment of tax under Sub-clause 11.1 above had not been required to be made by the Borrower.

11.3 The Lender will not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions under this Agreement or the enforcement of the Agreement, unless that liability arises as a result of the Lender's gross negligence or wilful misconduct.

12. EVENTS OF DEFAULT

12.1 Events of Default

Each of the events or circumstances set out in the Sub-clauses 12.2 through 12.6 is an **Event of Default**.

12.2 Non-payment

The Borrower does not pay on the due date any amount payable by it under this Agreement in the manner required under this Agreement, unless the non-payment is caused by technical or administrative error and is remedied within three Business Days of the due date.

12.3 Misrepresentation

A representation or warranty made or deemed to be repeated by the Borrower under Clause 9 is incorrect or misleading in any material respect when made.

12.4 Insolvency

Any of the following occurs in respect of the Borrower:

(a) it makes a general assignment for the benefit of creditors;

(b) it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(c) it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent;

(d) it admits its inability to pay its debts as they fall due;

(e) it suspends making payments on any of its debts or announces an intention to do so;

(f) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness; or

(g) any of its indebtedness is subject to a moratorium.

12.5 **Insolvency proceedings**

Except as provided below, any of the following occurs in respect of the Borrower:

(a) an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case;

(b) an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors;

(c) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(d) any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

(e) any security interest is enforced over any of its assets;

(f) an order for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made;

(g) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(h) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(i) any other analogous step or procedure is taken in any jurisdiction.

Paragraph (a) above does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 14 days.

12.6 **Material adverse change**

Any event or series of events occurs which, in the opinion of the Lender, has or is reasonably likely to have a Material Adverse Effect on this Agreement.

12.7 **Acceleration**

If an Event of Default described in Sub-clauses 12.4(a), 12.4(b), 12.5(a) or 12.5(b) occurs, all amounts outstanding under this Agreement will be immediately and automatically due and payable, without the requirement of notice or any other formality.

If an Event of Default, other than as described in the above paragraph, is outstanding, the Lender may, by notice to the Borrower declare that all or part of any amounts outstanding under this Agreement are:

(a) immediately due and payable; and/or

(b) payable on demand by the Lender.

Any notice given under this Sub-clause 12.7 (Acceleration) will take effect in accordance with its terms.

13. ASSIGNMENTS AND TRANSFERS

13.1 Assignments and transfers by the Borrower

The Borrower may not assign or transfer any of its rights and obligations under this Agreement without the prior consent of the Lender.

13.2 Assignments and transfers by the Lender

The Lender may at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person.

14. NOTICES

14.1 All notices or other communications under or in connection with this Agreement (which includes fax and email) shall be given in writing and may be (i) delivered in person by post to the other Party at its address appearing below or (ii) sent by fax or e-mail to the addresses mentioned below.

14.2 Notices will be addressed:

(a) if to the Lender to:

Conrent Invest S.A.
Acting in respect of its Compartment Safety III
19, rue de Bitbourg
L-1273 Luxembourg

Fax number: +352 26 36 45 21

E-mail : 608@arendtservices.com

or at such other address or number as the Lender may hereafter designate by notice to the other Party.

(b) if to the Borrower to:

Track Group, Inc.
405 S. Main Street, Suite 700
Salt Lake City, UT 84111 (USA)

Phone number: +1 866 451 6141

E-Mail : john.merrill@trackgrp.com

or at such other address or number as the Borrower may hereafter designate by notice to the other Party.

13.3 Any notice or other communication shall be deemed to have been given:

- if delivered in person, at the time of delivery:

- if sent by post, at 10.00 a.m. on the second Business Day after it was put into the post; or

- if sent by fax or e-mail, on the date of transmission, if transmitted before 3.00 p.m. (local time at the place of destination) on any Business Day and in any other case on the Business Day following the date of transmission.

13.4 In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted or that the fax or the e-mail was properly addressed and transmitted, as the case may be.

13.5 This Clause 14 (Notices) shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this Agreement.

15. COSTS - TAXES

15.1 All judicial costs and expenses arising in connection with a judicial claim in relation to this Agreement will be paid by the Party that fails in this action. All other costs and expenses arising in connection with the preservation or enforcement of this Agreement shall be borne by the Borrower.

15.2 All stamp duties, registration duties or other taxes and duties imposed by any authority pursuant to this Agreement will be paid by the Party that has required to proceed to the registration, except within the context of a lawsuit where the duties related to the registration will be borne by the Party that fails.

16. MISCELLANEOUS

16.1 The observation of time limits and expiry dates is an essential element of this Agreement, but the delay or default by either party in exercising any power or right resulting from this Agreement shall not operate as a waiver by such party of such a power or right. In the same way, the sole or partial exercise of a power or a right resulting from this Agreement will not be able to prevent exercising this power or right in the future or the exercise of another power or right. The powers or rights conferred to the respective parties by this Agreement are cumulative and do not exclude the rights and duties conferred to the Lender by law.

16.2 In case any provision of this Agreement is invalid, illegal or inapplicable under any applicable law, the validity, the legality and applicability of the other provisions concerned will not be affected.

16.3 Any term, provision, covenant, agreement or condition of this Agreement may be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by all the Parties.

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16.4 This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.

16.5 All payments made by the Borrower under this Agreement will be made without set-off or counterclaim.

17. SECURITISATION ACT 2004

The Borrower expressly acknowledges and accepts, and will be deemed to have accepted and acknowledged, that the Lender (i) is subject to the Securitisation Act 2004 and (ii) has created the Compartment Safety III in respect of the Notes to which all assets, rights, claims and agreements relating to the Notes will be allocated. Furthermore, the Borrower acknowledges and accepts that it has only recourse to the assets of the Compartment Safety III and not to the assets allocated to any other compartments created by the Lender or any other assets of the Lender. The Borrower acknowledges and accepts that once all the assets allocated to the Compartment Safety III have been realised, it is not entitled to take any further steps against the Lender to recover any further sums due and the right to receive any such sum shall be extinguished. The Borrower accepts not to attach or otherwise seize the assets of the Lender allocated to the Compartment Safety III or to other compartments of the Lender or other assets of the Lender. The Borrower shall not be entitled to petition or take any other step for the winding-up, the liquidation or the bankruptcy of the Lender or any similar insolvency related proceedings. This Clause 17 (Securitisation Act 2004) shall prevail over all other provisions of this Agreement which would be conflicting with the provisions of this Clause 17 (Securitisation Act 2004).

18. APPLICABLE LAW AND ARBITRATION

18.1 This Agreement shall be governed by and construed in accordance with the laws of the Grand-Duchy of Luxembourg.

18.2 All disputes arising out of or in connection with this Agreement shall be finally settled by arbitration administered by the International Centre for Dispute Resolution in accordance with its rules on International Arbitration.

The number of arbitrators shall be one and the seat of the arbitration shall be New York City, New York.

The arbitration shall be conducted in English.

The applicable rules of law are the laws of Luxembourg.

19. USA PATRIOT ACT

The Lender and any successor or assignee in accordance with Sub-clause 13.2 (Assignments and transfers by the Lender) that is subject to the requirements of the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such lender to identify the Borrower in accordance with the USA Patriot Act. The Borrower agrees that it will provide the Lender and any successor or assignee with such information as it may request in order for such lender to satisfy the requirements of the USA Patriot Act.

AS WITNESS this Agreement has been signed by the Parties on the date stated at the beginning of this Agreement.

SIGNATORIES

The Borrower

By: Guy Dubois
Title: Chairman

The Lender

By: B. Schmitz
Title: A - Director

By: Laetitia Antoine
Title: B-director.